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QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


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
                                         THREE MONTHS             NINE MONTHS
                                        ENDED MARCH 31           ENDED MARCH 31
                                      1996         1995         1996         1995
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary
Average shares outstanding            48,170       47,266       47,979       47,089
Net effect of dilutive stock
    options based on the
    treasury stock method
    using average market price         1,650        1,880        1,669        1,965
                                   ---------    ---------    ---------    ---------
      Totals                          49,820       49,146       49,648       49,054
                                   =========    =========    =========    =========
Net income                         $  19,925    $  16,126    $  51,378    $  41,350
                                   =========    =========    =========    =========
Net income per common share        $    0.40    $    0.33    $    1.03    $    0.84
                                   =========    =========    =========    =========

Fully Diluted
Average shares outstanding            48,170       47,266       47,979       47,089
Net effect of dilutive stock
   options based on the treasury
   stock method using  the
   the higher of ending or
   average market price                1,650        1,994        1,694        2,005
                                   ---------    ---------    ---------    ---------
       Totals                         49,820       49,260       49,673       49,094
                                   =========    =========    =========    =========
Net income                         $  19,925    $  16,126    $  51,378    $  41,350
                                   =========    =========    =========    =========
Net income per common share        $    0.40    $    0.33    $    1.03    $    0.84
                                   =========    =========    =========    =========

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